Exhibit 99.1

NEWS RELEASE
Contact: Julie Prozeller – Analysts/Investors FTI Consulting 212-850-5721 alliancedata@fticonsulting.com Shelley Whiddon – Media 214-494-3811 shelley.whiddon@alliancedata.com

ALLIANCE DATA SIGNS NEW, LONG-TERM AGREEMENT WITH TRUE VALUE

Alliance Data to Provide Private Label, Co-Brand, and Commercial Credit Card Services To One of World’s Largest Networks of Independently Owned Retail Hardware Stores

DALLAS – August 9, 2012 – Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced its Retail Services business has signed a long-term agreement to create and manage turnkey private label, co-brand, and commercial credit card programs for True Value Company (www.truevaluecompany.com). True Value  (www.truevalue.com)—a cooperative of independently owned retail locations—offers a wide range of home improvement, hardware products and garden supplies. The True Value cooperative includes approximately 4,650 independent retailer locations worldwide operating under the store identities of True Value, Grand Rental Station, Taylor Rental, Party Central, Home & Garden Showplace and Induserve Supply.

By leveraging Alliance Data’s unique customer acquisition and advanced analytics capabilities, Alliance Data will provide True Value with marketing-driven private label, co-brand, and commercial credit card programs that add meaningful value to True Value Company, its retailers and its wide array of customers, including both consumers and small or commercial businesses. The co-brand card program is Alliance Data’s first Discover® card product to utilize the unique capabilities of the Discover® network and its millions of merchant locations. All credit card accounts will be consistent with Alliance Data's traditional credit quality standards.

“We believe True Value is ‘the best hardware store in town’ for good reason: This company is committed to supporting the growth of its independent hardware retailers and the shopping experience of its individual and commercial customers. The concept of loyalty is rooted deeply in the fabric of this organization,” said Melisa Miller, president of Alliance Data Retail Services. “True Value is dedicated to learning more about and better serving its customers; we will leverage our retail experience and consumer insights to build credit programs that help drive retail sales and customer loyalty for years to come. In addition, our partnership with True Value represents Alliance Data’s foray into the nationwide hardware space. We’re incredibly excited to begin our relationship with this retailer and with Discover®—both well-respected companies in their industries.”

Know More. Sell More.® is Alliance Data’s commitment to help its clients better understand their customers to drive sales. Leveraging deep-rooted retail expertise, card usage data, advanced analytics and market research, Alliance Data Retail Services creates turnkey, multichannel credit programs designed to increase sales, brand affinity, and customer engagement and loyalty for its clients. Alliance Data Retail Services clients include many of North America’s best-known retail brands.

About Alliance Data
Alliance Data® (NYSE:ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data employs nearly 9,000 associates at more than 50 locations worldwide.

Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements
This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.
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